UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 29, 2014, RPX Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2014. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, Izhar Armony notified RPX Corporation (the “Company”) that he would resign from the Board of Directors of the Company, effective as of June 18, 2014.  Mr. Armony’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board of Directors.

On April 24, 2014, the Board of Directors appointed Frank E. Dangeard as a director and as a member of its Audit Committee. Upon his appointment, Mr. Dangeard received an initial restricted stock unit award of 8,272 shares of the Company’s common stock pursuant to the Company’s non-executive director compensation program.

There are no arrangements between Mr. Dangeard and any other persons pursuant to which he was selected as a director, and Mr. Dangeard does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by RPX Corporation dated April 29, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: April 29, 2014